UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported:  September 1, 2010

Angeion Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-13543	41-1579150
(Commission File Number)	(I.R.S. Employer Identification No.)

350 Oak Grove Parkway Saint Paul, MN	55127-8599
(Address of principal executive offices)	(Zip Code)

651-484-4874
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a Form 8-K dated August 18, 2010, Angeion Corporation (“Angeion” or the “Company”) announced it had entered into an agreement with BlueLine Partners, LLC, a California limited liability company (“BlueLine”), that resolved the matters discussed in the BlueLine August 10, 2010 Schedule 13D filed with the Securities and Exchange Commission.  In connection with that agreement, Angeion and BlueLine agreed to establish a reconstituted Angeion Board consisting of seven members (i) that would consist of four of the current members of the Board, including Scott A Shuda, a Managing Director of BlueLine (the “Continuing Directors”), and (ii) three new directors, each of whom must be reasonably acceptable to each of the Continuing Directors.

On September 1, 2010, Angeion announced that the Continuing Directors of Angeion Corporation would be John R. Baudhuin, Scott A. Shuda, Philip I. Smith and Rodney A. Young and that effective September 1, 2010, the Board of Directors of Angeion accepted the resignations of K. James Ehlen, M.D., Paula Skjefte and John Penn.

In connection with the restructuring of the Board, the Continuing Directors of Angeion elected the following persons to the Board of Directors of Angeion.

                Mark W. Sheffert

                Robert E. Munzenrider

Mark W. Sheffert

Since December 1989, Mr. Sheffert has served as Chairman and Chief Executive Officer of Manchester Companies, Inc., an investment banking and business advisory firm.  Prior to that, he was President of First Bank System, Inc. (now U.S. Bank), a $28 billion bank holding company headquartered in Minneapolis, Minnesota.  He also served as Chairman and CEO for First Trust, a $20 billion trust company based in Saint Paul, Minnesota.  Mr. Sheffert has served on over 40 Boards of Directors of public, private and not-for-profit corporations.  He currently serves as a director Allina Health Systems, Inc. a $3.2 billion revenue not-for-profit corporation that operates a network of hospitals, clinics and other health care services, providing care throughout Minnesota and western Wisconsin.  He also serves as Chairman of the Board of Directors of BNC Corp, a public bank holding company.  Mr. Sheffert served on the board of Analysts International, a public Information Services company in 2007 and served on the board of Mesaba Airlines, a subsidiary of MAIR HOLDINGS, a public investment company in 2008.  Mr. Sheffert also served as a director of the Health Fitness Corporation from January 2001 to March 2010 and as its Chairman of the Board from May 2006 until March 2010.

Mr. Sheffert also served as a Chairman and a director of Medical Graphics Corporation from January 1997 to December 1999, when Medical Graphics Corporation was acquired by Angeion, and served as a director of Angeion from 2001 until October 2002 when Angeion emerged from a voluntary Chapter 11 Bankruptcy as part of its restructuring of convertible debt.

Mr. Sheffert was named by the National Association of Corporate Directors as a Minnesota Outstanding Director in 1999 and in 2009 received the Minnesota Outstanding Director Lifetime Achievement Award.

Angeion has engaged Mr. Sheffert and Manchester Companies to provide advisory and financial services to Angeion and its Board of Directors since October, 2006.  During the current fiscal year beginning November 1, 2009 through August 31, 2010, Angeion has paid Manchester Companies $132,364 for in fees and expense for those services.  A majority of fees paid to Manchester Companies in fiscal 2010 resulted from (i) advisory and corporate governance services provided to the Angeion Board of Directors and a Special Committee of the Board, (ii) financial oversight services provided to Angeion after the departure of the former Angeion Chief Financial Officer and during the transition of the Angeion Interim Chief Financial Officer, (iii) advisory and corporate governance services provided to the Angeion Board after BlueLine’s filing of its August 10, 2010 Schedule 13D, and (iv) advisory and corporate governance services provided to the Angeion Board in negotiating with BlueLine, resulting in the August 18, 2010 Agreement between Angeion and BlueLine under which Angeion agreed to reconstitute its Board of Directors and BlueLine agreed to withdraw its request for a Special Meeting of Shareholders. Angeion paid Mr. Sheffert and Manchester Companies a total $42,931 for fees and services provided in fiscal 2009.

Mr. Sheffert brings strong executive and financial management and corporate governance experience to the Angeion Board.  In addition, the Board believes it will benefit from Mr. Sheffert’s deep understanding of Angeion business and products, which he has acquired over five years of service on the Boards of Angeion and Medical Graphics Corporation, and through his serving as an advisor to Angeion over the past four years.

Robert E. Munzenrider

Mr. Munzenrider is the retired President of Harmon AutoGlass, a subsidiary of Apogee Enterprises, Inc., a national chain of retail automotive services and insurance claims processor, a position he held from 2000 to 2002. In 1999, Mr. Munzenrider served as Vice President and Chief Financial Officer of the Glass Services Segment of Apogee Enterprises. He also served during part of 1999 as Executive Vice President and Chief Financial Officer of Eliance Corp., an e-commerce transaction processor. From 1997 to 1998, Mr. Munzenrider served as Vice President and Chief Financial Officer of St. Jude Medical, Inc., an international medical device manufacturing and marketing company. Mr. Munzenrider has a strong finance and accounting background, holding his CPA license since 1971 and serving in the position of Chief Financial Officer for a majority of his professional career.

Since 2004, Mr. Munzenrider also has served as a member of the Board of Directors of Viad Corp, a company engaged in the convention services and travel services industry. Mr. Munzenrider is a Chair of the Viad Corporate Governance and Nominating Committee, serves on the Audit Committee and qualifies as an audit committee financial expert, as defined by Securities and Exchange Commission regulations.  Mr. Munzenrider also served as a director of ATS Medical, Inc., a medical device manufacturer from April 2003 until August 2010, as a director of Criticare Systems, Inc. from April 2007 until April 2008 and as director of CABG Medical, Inc., a medical device company from November 2004 until February 2006.

The Board believes Mr. Munzenrider’s experience as a financial and business executive and his significant experience as an independent Board member, Audit Committee member and financial expert will enable him to be a strong contributing member of the Angeion Board of Directors.

Board of Directors Committees and Additional Director

On September 1, 2010, the Board elected Mr. Sheffert as Chairman of the Board of Directors, elected Mr. Munzenrider as Chair of the Audit Committee of the Board and named Scott A. Shuda and John R Baudhuin to also serve as members of the Audit Committee.

The six members of the Board of Directors intend to convene in the near future (i) to determine an additional person to add to the Board of Directors pursuant to the August 18, 2010 Agreement and (ii) to determine what additional Board Committees to establish and who should serve on those Committees.

Item 9.01        Financial Statements and Exhibits:

Exhibit Number	Description

Exhibit 99.1	Angeion Corporation Press Release dated September 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: September 8, 2010	By:	/s/ Rodney A. Young
Rodney A. Young President and Chief Executive Officer